EXHIBIT 99.1

Repros Therapeutics Inc.(R) Announces Proposed Public Offering of Common Stock

THE WOODLANDS, Texas, June 17, 2013 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc. (Nasdaq:RPRX) today announced that it has commenced an underwritten public offering of up to 3,000,000 shares of its common stock. All of the shares in the offering are to be sold by Repros Therapeutics Inc.

BofA Merrill Lynch is acting as the sole book-running manager for the offering and Lazard Capital Markets LLC, Ladenburg Thalmann & Co. Inc. and Ascendiant Capital Markets, LLC are acting as co-managers in the offering. Repros Therapeutics intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares sold. The offering is subject to market conditions which may delay or prevent the offering from being completed, or impact the actual size or terms of the offering.

The securities described above are being offered by Repros Therapeutics pursuant to an existing shelf registration statement that Repros Therapeutics filed with the Securities and Exchange Commission ("SEC").

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The offering may be made only by means of a prospectus supplement and accompanying base prospectuses meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A preliminary prospectus supplement related to the offering is expected to be filed with the SEC and, if and when filed, will be available, free of charge, on the SEC's website located at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from the offices of: BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com. The final terms of the offering will be disclosed in a final prospectus supplement filed with the SEC. Before you invest, you should read the prospectus, the related prospectus supplement and the documents incorporated by reference therein with respect to the offering and any other document Repros Therapeutics has filed with the SEC for more complete information about Repros Therapeutics and the offering.

About Repros Therapeutics Inc.

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Forward-Looking Statements

Statements contained in this press release about Repros Therapeutics that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expression are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause Repros Therapeutics' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements Repros Therapeutics makes. Important factors that may cause or contribute to such differences include whether or not Repros Therapeutics will offer the shares or consummate the offering at all or on the anticipated terms of the offering, fluctuations in Repros Therapeutics' stock price, the anticipated use of the proceeds of the offering, Repros Therapeutics' ability to satisfy customary closing conditions related to the proposed offering, and such other factors as are set forth in the risk factors detailed from time to time in the Repros Therapeutics' periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Repros Therapeutics' Annual Report on Form 10-K filed in March, 2013, and the preliminary prospectus supplement Repros Therapeutics expects to file with the SEC under the heading "Risk Factors." You should not place undue reliance on these forward-looking statements. In addition, any forward-looking statements represent Repros Therapeutics' views only as of today and should not be relied upon as representing Repros Therapeutics' views as of any subsequent date.  Repros Therapeutics disclaims any obligation to update any forward-looking statements.

CONTACT: The Trout Group
         Thomas Hoffmann
         (646)-378-2931
         thoffmann@troutgroup.com